Exhibit 99
FOR IMMEDIATE RELEASE

CONTACT:	Frank A, Cappello
Vice President – Finance and
Chief Financial Officer
216-881-8600
SIFCO Industries, Inc. Announces Stock Repurchase Program
CLEVELAND – June 7, 2010 – SIFCO Industries, Inc. today announced that the Board of Directors has approved a stock repurchase program under which the Company is authorized to invest up to $1.0 million to purchase its outstanding common shares. The shares, when purchased, will be used for corporate purposes. These purchases can be made in the open market or in negotiated transactions from time to time, depending upon market conditions.
The Board believes that the recent market price of the common stock does not reflect the true value of the Company and, therefore, the repurchase program represents an attractive investment opportunity for the Company.
Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, challenges associated with any management transition, competition and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.